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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to us under the caption "Custodian and Independent Auditors" in the Statement of Additional Information of this Post-Effective Amendment No. 12 to Registration Statement No. 33-41187 of Morgan Stanley Short-Term U.S. Treasury Trust, formerly Morgan Stanley Dean Witter Short-Term U.S. Treasury Trust, on Form N-1A.



Deloitte & Touche LLP
New York, New York
May 24, 2002